                            G-III APPAREL GROUP, LTD.

                                  For: G-III Apparel Group, Ltd.

                                       Contact: Investor Relations
                                       James Palczynski
                                       (203) 222-9013

                                       G-III Apparel Group, Ltd.
                                       Wayne S. Miller, Chief Financial Officer
                                       (212) 403-0500

                    G-III APPAREL GROUP, LTD. ANNOUNCES THIRD
                           QUARTER FISCAL 2005 RESULTS

         New York, New York - December 7, 2004 -- G-III Apparel Group, Ltd.
(Nasdaq: GIII) today announced results for the third quarter of fiscal 2005.

         For the three-month period ended October 31, 2004, G-III reported net sales of $114.9 million and net income of $9.9 million, or $1.33 per diluted share, compared to net sales of $125.5 million and net income of $11.4 million, or $1.50 per diluted share, in the comparable period last year.

         For the nine-month period ended October 31, 2004, G-III reported net sales of $175.3 million and net income of $3.4 million, or $0.46 per diluted share, compared to net sales of $189.6 million and net income of $11.5 million, or $1.54 per diluted share, in the comparable period last year.

         The current nine-month period includes a non-cash charge of $882,000, equal to $0.12 per share, associated with the Company's decision to attempt to sell its joint venture interest in a factory in China.

         Morris Goldfarb, G-III's Chief Executive Officer, said, "Although the market is a bit softer than we had anticipated, we are pleased with the direction of our business in general. While we expect to end up below our plan for the year, our financial position is strong and we are looking forward to capitalizing on growth opportunities in the upcoming year with both existing and new businesses. As we announced last week, we renewed our license for Kenneth
Cole women's outerwear and expanded our relationship with Kenneth Cole to now include men's outerwear. This new men's line will commence shipping for the fall
2005 season. This addition is an important part of our goal to establish ourselves as a leader in men's outerwear."

         The Company has revised its guidance for the fiscal year ending January
31, 2005. For the fiscal year, the Company now forecasts net income per diluted share between $0.18 and $0.23, changed from its previously announced forecast of
$0.38 to $0.43 per diluted share. These forecasts include the effect of the previously announced non-cash charge of $882,000, equal to $0.12 per share, associated with the Company's decision to attempt to sell its joint venture interest in a factory in China. The Company's forecast for net sales for the year remains at approximately $215 million.

ABOUT G-III APPAREL GROUP, LTD.

         G-III Apparel Group, Ltd. is a leading manufacturer and distributor of outerwear and sportswear under licensed labels, our own labels and private labels. The Company has fashion licenses with Kenneth Cole, Nine WEST,
Timberland, Cole Haan, Cece Cord, Jones Apparel, Sean John, Bill Blass, and
James Dean and sports licenses with the National Football League, National
Basketball Association, Major League Baseball, National Hockey League,
Louisville Slugger, NASCAR, World Poker Tour and more than 60 universities nationwide. Company-owned labels include, among others, Black Rivet, Colebrook and Siena Studio.

                  Statements concerning the Company's business outlook or future economic performance, anticipated revenues, expenses or other financial items;
product introductions and plans and objectives related thereto; and statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters are "forward-looking statements" as that term is defined under the Federal Securities laws. Forward-looking statements are subject to risks, uncertainties and factors include, but are not limited to, reliance on foreign manufacturers, the nature of the apparel industry, including changing customer demand and tastes, reliance on licensed product, seasonality, customer acceptance of new products, the impact of competitive products and pricing, dependence on existing management, general economic conditions, as well as other risks detailed in the Company's filings with the Securities and
Exchange Commission. The Company assumes no obligation to update the information in this release.

(Financial Table to Follow)

                   G-III APPAREL GROUP, LTD. AND SUBSIDIARIES
                                  (NASDAQ:GIII)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
               (in thousands, except share and per share amounts)
                                   (Unaudited)

                                                     Three Months Ended               Nine Months Ended

                                                10/31/04           10/31/03       10/31/04          10/31/03
                                                --------           --------       --------          --------

Net sales                                      $114,909             $125,547       $175,322          $189,558

Cost of sales                                    81,358               88,208        129,471           132,184
                                               --------             --------       --------          --------
Gross profit                                     33,551               37,339         45,851            57,374

Selling general and administrative expenses      15,638               16,785         37,502            36,388
Write down of equity investment                                                         882
                                               --------             --------       --------          --------

Operating profit                                 17,913               20,554          7,467            20,986

Interest and financing charges, net                 550                  583            820               861
                                               --------             --------       --------          --------

Income before income taxes                       17,363               19,971          6,647            20,125

Income tax expense                                7,466                8,591          3,237             8,654
                                               --------             --------       --------          --------

Net income                                    $   9,897            $  11,380       $  3,410         $  11,471
                                               ========             ========       ========          ========

Basic net income per common share             $    1.38            $    1.65       $   0.48         $    1.67
                                               ========             ========       ========          ========

Diluted net income per common share           $    1.33            $    1.50       $   0.46         $    1.54
                                               ========             ========       ========          ========

Weighted average shares outstanding:

               Basic                          7,190,000            6,900,000      7,158,000         6,885,000
               Diluted                        7,429,000            7,571,000      7,480,000         7,428,000

BALANCE SHEET DATA (IN THOUSANDS):                                                At Oct.  31,      At Oct. 31,
                                                                                     2004             2003
                                                                                  ------------     ------------
    Working Capital                                                                $ 62,359         $  59,128
    Inventory                                                                        37,010            40,498
    Total Assets                                                                    137,413           146,552

    Outstanding Borrowings                                                           36,211            43,418

    Total Shareholders' Equity                                                     $ 69,115         $  67,387

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